AMENDMENT NO. 1 TO THE
NONQUALIFIED STOCK OPTION AGREEMENT
PURSUANT TO 1996 PLAN, AS AMENDED

THIS AMENDMENT NO. 1 TO NONQUALIFIED STOCK OPTION AGREEMENT PURSUANT TO 1996 PLAN, AS AMENDED (this “Amendment No. 1”) is made as of June ____, 2011, by and between Century Aluminum Company (the “Company”) and _____________ (the “Participant”).

WHEREAS, the Company and the Participant are parties to a Nonqualified Stock Option Agreement, dated ________________, 20__, pursuant to which the Company granted options to purchase the Company’s common stock to the Participant (the “Agreement”); and

WHEREAS, the Company and the Participant desire to amend the Agreement as set forth herein.

NOW, THEREFORE, the parties agree as follows:

1.  Section 3 of the Agreement is hereby modified by revising the language beginning with “provided, however,” to read as follows:

“provided, however, that notwithstanding anything set forth herein to the contrary, including any provision of Section 5, upon a Change in Control of the Company, this Option shall, as provided in the Plan, immediately vest and become and remain exercisable in full during the remaining term of the Option.”

2.  Except as amended hereby, the Agreement shall remain in full effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above, to be effective immediately.

CENTURY ALUMINUM COMPANY	PARTICIPANT:

By: William J. Leatherberry
Its: Executive Vice President, General Counsel and Secretary